Exhibit 4.1

prh 2 SECURED Convertible Promissory NOTE

(this “Note”)

$[●]	[●], [●], 2020

FOR VALUE RECEIVED, the undersigned Provectus Biopharmaceuticals, Inc., a Delaware corporation (the “Borrower”), hereby promises to pay to the order of [●] at the Lender’s address located at [●] or at such other place as the Lender may designate to the Borrower in writing from time to time, the principal sum set forth in Paragraph A below, or, if less, so much thereof as is outstanding hereunder, in lawful money of the United States of America and in immediately available funds, and to pay interest on said principal sum or the unpaid balance thereof, in like money at said office. Each undersigned Subsidiary of the Borrower hereby joins this Note for the purposes of Paragraph H of this Note, whereby the Borrower grants a Security Interest in the Intellectual Property of the Borrower and its Subsidiaries in favor of the Lender. Capitalized terms used in this Note but not immediately defined shall have the meanings set forth in Paragraph M below.

A. Principal; Subordination. This Note is one of a series of notes, all of equal par herewith, arranged by the Borrower up to a maximum principal amount of up to Twenty Million and no/100 Dollars ($20,000,000) (the “PRH 2 Financing”). This Note shall have a maximum principal amount of [●] and no/00 Dollars ($[●]). This Note and all notes issued pursuant to the PRH 2 Financing are subordinate and junior (i) in right of payment to the notes issued pursuant to the PRH 1 Financing and (ii) to the security interests granted to holders of notes issued pursuant to the PRH 1 Financing.

B. Interest

Interest on this Note shall accrue on the outstanding principal amount hereof at a rate equal to eight percent (8%) per annum, calculated on the basis of a 365-day year (the “Interest Rate”).

C. Payment Terms; Prepayment. Except as set forth in Paragraph D(ii) below, Payments on this Note shall be applied in the following order: first to accrued but unpaid interest and second to principal. If any payment on this Note becomes due and payable on a day other than a Business Day, the payment date thereof shall be extended to the next succeeding Business Day. Principal and interest under this Note may be pre-paid in whole or in part at any time without premium or other prepayment charge.

D. Events of Default; Remedies.

(i) The Borrower shall be deemed to be in default under this Note if: (a) the Borrower is in default under any of the notes issued pursuant to the PRH 1 Financing, (b) the Borrower fails to pay, when due, any payment of principal or interest under this Note, which continues for a period of ten (10) days after the due date of such payment, (c) any action commenced by or against the Borrower under the Federal Bankruptcy Code, or other statute for the relief of creditors, which is not dismissed within sixty (60) days, (d) a Change of Control in the Borrower, or (e) liquidation of the Borrower.

(ii) Upon an event of default, the Lender, at his option, may (a) allow this Note to remain outstanding and continue to accrue interest at the Interest Rate or (b) declare the outstanding principal balance of and all accrued but unpaid interest on this Note to be immediately due and payable. Further, if the event of default is as a result of a Change of Control, in addition to the right to declare the outstanding principal balance of and all accrued but unpaid interest on this Note to be immediately due and payable, the Lender shall (1) be entitled to be paid all financing received by the Borrower under this Note from and after the date of such Change of Control, whether such financing is by the issuance of equity, debt or a combination of both, before such financing is used for any other purpose (“Change of Control Payments”) and (2) be entitled to receive a penalty payment from the Borrower equal to ten times (10x) the outstanding principal amount under this Note as of the date of such Change of Control (the “Change of Control Penalty”). Any amounts received by the Lender as Change of Control Payments shall be applied in the following order: first to the Change of Control Penalty, second to accrued but unpaid interest and third to principal.

E. Use of Proceeds. This Note may be used to fund the completion of the Borrower’s clinical development program as currently conducted and as modified in the future by the Board of Directors and for general corporate and administrative expenses approved by the Board of Directors.

F. Conversion.

(i) Voluntary Conversion. The Lender may elect to convert all of the outstanding principal and accrued but unpaid interest of this Note at any time into Series D Shares. If the Lender elects to effect a conversion of this Note into Series D Shares, the Lender shall: (a) deliver a copy of the fully executed notice of conversion in the form attached hereto as Exhibit A (a “Notice of Conversion”) to the Borrower and (b) surrender or cause to be surrendered this Note with delivery of the Notice of Conversion. On the Voluntary Conversion Date, the Borrower shall issue and deliver to the Lender confirmation of the number of Series D Shares that have been issued to the Lender upon conversion of this Note, which number of Series D Shares shall be calculated by dividing the Conversion Amount on the Voluntary Conversion Date by the Conversion Price. The Lender shall be treated for all purposes as the record holder of such Series D Shares at 12:01 am Eastern Time on the Voluntary Conversion Date and such Series D Shares shall be issued and outstanding as of such date. The Note will be deemed terminated on the Voluntary Conversion Date, and no interest will be deemed to accrue on or after the close of business on the Voluntary Conversion Date.

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(ii) Automatic Conversion. In the event that any amount of principal and accrued but unpaid interest remains outstanding on the Automatic Conversion Date, then such amount of the outstanding principal due under this Note plus all accrued but unpaid interest shall automatically convert into such number of Series D Shares equal to (a) the Conversion Amount on the Automatic Conversion Date divided by (b) the Conversion Price effective as of 12:01 am Eastern Time on the Automatic Conversion Date. If this Note is to be automatically converted, prompt written notice shall be delivered to the Lender at the address last shown on the records of the Borrower, notifying the Lender of the conversion to be effected. Upon such conversion of this Note, the Lender hereby agrees to surrender or cause to be surrendered this Note, duly endorsed, as soon as practicable thereafter. The Note will be deemed terminated on the Automatic Conversion Date, and no interest will be deemed to accrue on or after the Automatic Conversion Date.

(iii) No Fractional Shares. No fractional Series D Shares are to be issued upon the conversion of this Note, but instead of any fraction of a Series D Share which would otherwise be issuable, the fraction of such Series D Share shall be rounded up to the nearest whole share.

(iv) Insufficient Series D Shares. Notwithstanding the foregoing, if this Note is converted, whether voluntarily or automatically under the terms hereof, and the number of authorized but unissued Series D Shares are insufficient to permit the conversion of the Conversion Amount in full, Borrower will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Series D Shares to such number of shares as shall be sufficient for such purposes. Until Borrower is able to effectuate such corporate action, Series D Shares shall be issued to the Lender in an amount equal to the amount of authorized but unissued Series D Shares available for issuance, and the portion of the Conversion Amount that remains unissued shall continue to be outstanding principal and accrued but unpaid interest of the Note.

(v) Conversion of Series D Shares. Conversion of Series D Shares into shares of common stock, par value $0.001 per share (“Common Stock”), of the Borrower shall be governed by the Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock (the “Series D Certificate of Designation”). One Series D Share shall be convertible into ten (10) shares of Common Stock of the Borrower, subject to any terms, conditions and adjustments as provided in the Series D Certificate of Designation.

G. Maturity Date.

This Note, including interest and principal, shall be due and payable in full (i) on such date upon which the Borrower defaults under this Note (beyond the applicable notice and cure periods), (ii) upon a Change of Control of the Borrower, or (iii) June 12, 2021, the earliest of such dates being the “Maturity Date.”

H. Security Interest.

(i) As collateral security for the full and timely payment of the principal, interest and other amounts owing under this Note and the performance of the Borrower under this Note, Borrower hereby assigns, conveys, delivers and grants to the Lender a general and continuing second priority security interest in the Intellectual Property of the Borrower (including any Subsidiary) now existing and all Records of the Borrower and the proceeds of any of the foregoing (the “Security Interest”), which Security Interest shall be subordinate and junior to the security interest granted to holders of the notes issued pursuant to the PRH 1 Financing and pari passu with all other notes arranged by the Borrower pursuant to the PRH 2 Financing.

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(ii) The Security Interest granted hereunder shall automatically terminate, without any action of the Borrower or the Lender, upon the occurrence of any of the following events:

(a) a voluntary conversion of the Note under Paragraph F; and

(b) an automatic conversion of the Note under Paragraph F.

I. Cumulative Remedies; No Waiver. The Lender’s rights and remedies under this Note are cumulative and in addition to all rights and remedies provided by applicable law from time to time. The exercise or direction to exercise by the Lender of any right or remedy shall not constitute a cure or waiver of any default, nor invalidate any notice of default or any act done pursuant to any such notice, nor prejudice the Lender in the exercise of any other rights or remedy. No waiver of any default shall be implied from any omission by the Lender to take action on account of such default if such default persists or is repeated. No waiver of any default shall affect any default other than the default expressly waived, and any such waiver shall be operative only for the time and to the extent stated. No waiver of any provision of this Note shall be construed as a waiver of any subsequent breach of the same provision. The consent of the Lender to any act by the Borrower requiring further consent or approval shall not be deemed to waive or render unnecessary the Lender’s consent to or approval of any subsequent act. The Lender’s acceptance of the late performance of any obligation shall not constitute a waiver by the Lender of the right to require prompt performance of all further obligations. The Lender’s acceptance of any performance following the sending or filing of any notice of default shall not constitute a waiver of the Lender’s right to proceed with the exercise of remedies for any unfulfilled obligations, and the Lender’s acceptance of any partial performance shall not constitute a waiver by the Lender of any rights relating to the unfulfilled portion of the applicable obligation.

J. No Usury. Nothing herein contained, nor any transaction related hereto, shall be construed or so operate as to require the Borrower to pay interest in an amount or at a rate greater than the maximum allowed by applicable law. Should any interest or other charged paid by the Borrower result in computation or earning of interest in excess of the maximum legal rate of interest permitted under the law in effect while said interest is being earned, then any and all of that excess shall be and is waived by the Lender, and all that excess shall be automatically credited against and in reduction of the principal balance, and any portion of the excess that exceeds the principal balance shall be paid by the Lender to the Borrower so that under no circumstances shall the Borrower be required to pay interest in excess of the maximum rate allowed by applicable law.

K. Jurisdiction; Waiver of Jury Trial.

(i) This Note shall be governed by the internal laws of the State of TENNESSEE except to the extent superseded by Federal law. THE BORROWER HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED IN Knox COUNTY, Tennessee AND WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS WITH REGARD TO ANY ACTIONS, CLAIMS, DISPUTES OR PROCEEDINGS RELATING TO THIS NOTE, OR ANY TRANSACTION RELATING TO OR ARISING FROM THIS NOTE, OR ENFORCEMENT AND/OR INTERPRETATION OF ANY OF THE FOREGOING. Nothing herein shall limit the Lender’s right to bring proceedings against the Borrower in the competent courts of any other jurisdiction.

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(ii) THE BORROWER AND THE LENDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER WRITTEN OR VERBAL) OR ACTIONS OF EITHER PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE BORROWER AND THE LENDER FOR ENTERING INTO THIS AGREEMENT.

L. Miscellaneous.

 (i) TIME IS OF THE ESSENCE WITH RESPECT TO THIS NOTE.

 (ii) This Note may not be changed orally, but only by an agreement in writing, signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

 (iii) The Borrower hereby waives presentment for payment, demand, notice, protest, notice of protest and notice of dishonor.

M. Definitions. The following terms used in this Note shall have the following meanings:

“Affiliate” means, with respect to any Person that directly or indirectly, through one or more intermediaries, Controls, or is controlled by, or is under common control with, such Person.

“Automatic Conversion Date” means June 12, 2021; provided, that the Automatic Conversion Date (i) shall be extended if, at the time of such date, a lawsuit is pending or threatened against the Borrower with respect to this Note, and shall be extended until the resolution of such lawsuit, (ii) shall be extended if the Borrower is engaged in any future proxy contest until the date such proxy contest is finalized in favor of the Borrower, and (iii) shall never be deemed to occur if the Borrower ever loses any such proxy contest.

“Board of Directors” means the Board of Directors of the Borrower.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions are not authorized or obligated by law, regulation or executive order to close in Knoxville, Tennessee.

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“Change of Control” means, unless otherwise approved in writing by the PRH Group, the occurrence after the date hereof of any of (a) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d 5(b)(1) promulgated under the 1934 Act) of effective control (whether through legal or beneficial ownership of capital stock of the Borrower, by contract or otherwise) of in excess of 33% of the voting securities of the Borrower (other than by means of conversion or exercise of Series D Shares and any other securities issued together with such Series D Shares), (b) the Borrower merges into or consolidates with any other Person, or any Person merges into or consolidates with the Borrower and, after giving effect to such transaction, the stockholders of the Borrower immediately prior to such transaction own less than 66% of the aggregate voting power of the Borrower or the successor entity of such transaction, (c) the Borrower sells or transfers all or substantially all of its assets to another Person and the stockholders of the Borrower immediately prior to such transaction own less than 66% of the aggregate voting power of the acquiring entity immediately after the transaction, (d) a replacement at one time or within a one year period of more than one half of the members of the Board of Directors on the date hereof except for directors appointed or approved by PRH Group, or (e) the execution by the Borrower of an agreement to which the Borrower is a party or by which it is bound, providing for any of the events set forth in clauses (a) through (d) above.

“Controls” (including the terms “controlling”, “controlled by”, and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Conversion Amount” means (a) the entire principal amount of this Note, plus (b) all accrued and unpaid interest.

“Conversion Price” means $2.8620.

“Intellectual Property” means all of Borrower’s United States federal and state rights, title and interest, if any, in and to (1) the applications and registrations listed on Exhibit B attached hereto and (2) to the extent not already included on Exhibit B, all existing inventions, designs, patent applications and patents; trademarks, service marks, trade dresses, and any applications and registrations for the foregoing; copyrights and copyright applications and registrations; trade secrets; licenses to third-party intellectual property that lawfully may be assigned by Borrower; and other intellectual property rights in the United States (whether or not registered) owned by Borrower.

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

“PRH 1 Financing” means the financing arranged by the PRH Group pursuant to an exclusive Definitive Financing Commitment Term Sheet, which was amended and restated effective as of March 19, 2017, which set forth the terms on which the PRH Group would use their best efforts to provide financing to the Borrower in the minimum amount of $10 million up to $20 million, which PRH 1 Financing was completed on December 20, 2019.

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“PRH Group” means that group of investors led by Ed Pershing, Dominic Rodrigues and Bruce Horowitz pursuant to the terms of the Term Sheet.

 “Records” means, to the extent related to the Intellectual Property of the Borrower, all books, correspondence, files, records, invoices and other papers and documents in Borrower’s possession or custody, including without limitation to the extent so related, all tapes, cards, computer runs, computer programs, and other papers and documents in possession or control of Borrower or any computer bureau from time to time acting for Borrower, whether in physical or electronic formats.

“Series D Shares” means shares of Series D Convertible Preferred Stock, par value $0.001 per share, of the Borrower.

“Subsidiary” means, with respect to any Person, any other Person of which at least a majority of the securities or ownership interests having by their terms voting power to elect a majority of the directors, managers or other persons performing similar functions is directly or indirectly owned or controlled by such Person or by one or more of its respective Subsidiaries.

 “Term Sheet” means Amended and Restated Confidential Definitive Financing Commitment Term Sheet dated effective March 19, 2017 (the “Term Sheet”) by and between the Borrower, Dominic Rodrigues and Bruce Horowitz.

“Voluntary Conversion Date” means the date which is three (3) Business Days following the date the Notice of Conversion is delivered to the Borrower.

[Signatures contained on next page.]

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BORROWER:

Provectus Biopharmaceuticals, Inc.

Name:	Heather Raines, CPA
Title:	Chief Financial Officer

SUBSIDIARIES:

Provectus Pharmatech, Inc.

Name:	Heather Raines, CPA
Title:	Chief Financial Officer

Provectus Biotech, Inc.

Name:	Heather Raines, CPA
Title:	Chief Financial Officer

Pure-ific, Inc.

Name:	Heather Raines, CPA
Title:	Chief Financial Officer

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STATE OF TENNESSEE	)
) ss.
COUNTY OF KNOX	)

Before me, the undersigned authority, on this day personally appeared Heather Raines, CPA, Chief Financial Officer of each of Provectus Biopharmaceuticals, Inc., Provectus Biotech, Inc., Provectus Pharmatech, Inc., and Pur-ific, Inc., and such person is known to me to be the person whose name is subscribed to the foregoing instrument, and upon his oath acknowledged to me that he executed the same for the purposes and consideration therein expressed and in the capacity therein stated.

Given under my hand and seal of office this [●] day of [●], 2020.

Notary Public

(SEAL)

My commission expires: _______________________

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Exhibit A

Form of Notice of Conversion

(See Attached)

Exhibit A

NOTICE OF CONVERSION

The undersigned hereby irrevocably elects to convert (the “Conversion”) $__________ principal amount of the Convertible Note plus $_________ accrued and unpaid interest on such principal amount into Series D Shares of Provectus Biopharmaceuticals, Inc. (the “Company”) according to the conditions of the Secured Convertible Promissory Note dated [●], 2020, as of the date written below. No fee will be charged to the Lender for the conversion.

The undersigned represents and warrants that it understands that all offers and sales by the undersigned of the Series D Shares issuable to the undersigned upon Conversion of this Secured Convertible Promissory Note shall be made pursuant to registration of such securities under the Securities Act of 1933, as amended (the “Act”), or pursuant to an exemption from registration under the Act.

Date of Conversion:_______________________________

Applicable Conversion Price:________________________

Number of Conversion Securities to be Issued:_________________________________________

Signature:_______________________________________
Name:__________________________________________
Address:________________________________________
________________________________________
________________________________________

ACKNOWLEDGED AND AGREED:

PROVECTUS BIOPHARMACEUTICALS, INC.

By:
Name:
Title:
Date:

Exhibit B

Intellectual Property

(See Attached)

Exhibit B

INTELLECTUAL PROPERTY

U.S. Patent Registrations

U.S. Patent No.
6,451,597
6,468,777
6,493,570
6,495,360
6,541,223
7,201,914
8,470,296
8,530,675
8,974,363
9,107,887
9,273,022
9,422,260
9,808,524
9,839,688
10,130,658
10,471,144

U.S. Patent Applications

U.S. Application No.
16/149,468
16/204,832
16/412,872

U.S. Trademark Registrations

Mark	U.S. Registration No.
PROVECTUS	3,919,981
PROVECTUS and Design	3,919,982

PH-10	4,974,860
PV-10	5,096,447[1]

1 There is a misfiled security agreement recorded for U.S. Reg. No. 5,096,447 intended to be recorded for U.S. Application Serial No. 85/096,447.